Exhibit 10.1


                               STEVEN MADDEN, LTD.
                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104
                                T (718)-308-2292
                                F (718)-308-8992

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                                                         April 02, 2002

Mr. Robert Schmertz



Dear Robert:

Below are the terms of your employment with Steve Madden, Ltd.:

   1.    Term of Employment: 04/01/2002 to 06/30/2005
         ------------------

         Your position with the company is President of Steven Madden Wholesale Womens Division and Brand Manager for the Steven Madden brand or-any position assigned by Corporate President or Chief Executive Officer.


   2.    Salary: $375,000.00 effective 4/1/02 thru 6/30/03
         ------  $412,500.00 effective 7/1/03 thru 6/30/04
                 $453,750.00 effective 7/1/04 thru 6/30/05
   Less such deductions as shall be required to be withheld by applicable law and regulations.


   3.    Options:
         -------

         (A) 100,000 options of common stock with a grant price based on the fair market value on the date of the 2002 Annual Shareholders Meeting, subject to shareholders approval. These options shall vest quarterly beginning with 25,000 options vesting on 09/30/2002 and 25,000 options vesting on the last day of each quarter thereafter, and vesting fully on June 30, 2003.

         (B) 100,000 options of common stock for calendar year 2002 performance, with a grant price based on the fair market value on the date of the year 2003 Annual Shareholders Meeting, subject to shareholders approval. These options shall vest quarterly beginning with 25,000 options vesting on 9/30/2003 and 25,000 options vesting on the last day of each quarter thereafter and vesting fully on June 30, 2004.

         (C) 100,000 options of common stock for calendar year 2003 performance, with a grant price based on the fair market value on the date of the 2004 Annual Shareholders Meeting, subject to shareholders approval. These options shall vest quarterly beginning with 25,000 options vesting on 09/30/2004 and 25,000 options vesting on the last day of each quarter thereafter and vesting fully on June 30, 2005.

         (D) In addition to the above, subject to shareholder approval and subject to your continuous employment by the Company from the commencement date of this agreement through June 30, 2005, you shall be entitled to receive 50,000 shares ("Cliff Vested Shares").

   4. Change of Control: In the event there is a change of control, all unvested options and common stock will accelerate and will immediately vest on the date of the change of control, priced as of the date of transfer.

   5. Key Man: In the event that Steve Madden is no longer employed by the Company, you shall have the option of terminating this Agreement by delivery of notice to the Company within ten (10) days following such event.

   6. Covenant Not to Compete: Executive recognizes that the services to be performed by him hereunder are special and unique. In consideration of the compensation granted herein, the Executive agrees that, in the event he either terminates his employment of his own accord or is terminated by the Company for cause prior to the expiration of this agreement, for a period of 12 months following such termination, he shall not engage in or accept employment with any competitive business for his special and unique services.

   7. Expenses: All reasonable and necessary business related expenses including a cellular phone are to be paid by Employer.

   8. Automobile: Employer shall pay to Employee $500.00 per month as a car allowance.

   9. Vacations: Vacations, sick days and personal days in accordance with executive policy.

   10. Miscellaneous: In the event the Executive breaches this agreement all unearned and unvested options shall become null and void and executive shall forfeit all rights to the "Cliff Vested Shares".

   11. Signing Bonus: Executive shall receive a signing bonus of $150,000 upon the execution of this Agreement.





                                            Steve Madden, Ltd



/s/ ROBERT SCHMERTZ                         /s/ JAMIESON A. KARSON
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Robert Schmertz                         By: Jamieson A. Karson, CEO